Exhibit 99

Velocity Financial, Inc. Reports

Second Quarter 2025 Results

Second Quarter Highlights

Financial Results

•	Net income of $26.0 million, an increase of 75.9% from $14.8 million for 2Q24. Diluted EPS of $0.69, an increase of $0.27 from $0.42 per share for 2Q24

•	Driven by record production volume and strong portfolio earnings

•	Core net income of $27.5 million, an increase of 72.6% from $15.9 million for 2Q24. Core diluted EPS of $0.73, an increase from $0.45 per share for 2Q24

•

Core net income and Core diluted EPS are non-GAAP financial measures. Non-GAAP core adjustments included stock-based compensation expenses and costs related to the Company’s employee stock purchase plan

•	Diluted book value per common share of $15.62, an increase of 17.5% from $13.29 as of June 30, 2024

•	Portfolio net interest margin (NIM) of 3.82%, an increase of 47 bps from 3.35% for 1Q25 and 28 bps from 3.54% for 2Q24

•	NIM increase driven by higher cash interest received from resolved nonperforming loans

•	Consistently strong NIM levels have resulted from rate discipline on record new loan production, with average loan coupons of 10.61% on loans produced over the last five quarters

Portfolio

•	Record loan production of $725.4 million in UPB, an increase of 13.3% and 71.8% from 1Q25 and 2Q24, respectively

•	Nonperforming loans (NPL) as a percentage of Held for Investment (HFI) loans was 10.3%, a decrease from 10.8% and 10.5% as of March 31, 2025 and June 30, 2024, respectively

•	Nonperforming assets (NPL and real estate owned) resolution totaled $104.0 million in UPB

•	Realizing 103.5% of UPB resolved with realized gains of $3.6 million

Liquidity and Capitalization

•	Completed four securitizations totaling $985.5 million of securities issued

•	Collapsed and refinanced two securitizations totaling $68.0 million in debt outstanding, which released $53.5 million of cash to fund future growth

•	Liquidity of $139.3 million, consisting of $79.6 million in unrestricted cash and $59.7 million in available borrowings from unpledged loans

•	Total available warehouse line capacity of $476.9 million

Westlake Village, CA – August 7, 2025 – Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $26.0 million and core net income of $27.5 million for 2Q25, compared to $14.8 million and $15.9 million, respectively, for 2Q24. Earnings and core earnings per diluted share were $0.69 and $0.73 for 2Q25, compared to $0.42 and $0.45, respectively, for 2Q24.

“We continue to build on our strong momentum in 2025, delivering two record highs for quarterly loan production and earnings,” said Chris Farrar, President and CEO. “Velocity’s second quarter 2025 results were driven by higher portfolio net interest income and noninterest income from our growing production volume. Financing demand remained strong during the quarter, in both the traditional commercial and 1-4 family residential rental property markets, as investors continued to see considerable value in smaller commercial properties. We remain confident in Velocity’s long-term growth prospects and our ability to sustain profitable market share growth.”

Operating Results

Key Performance Indicators

	Three Months Ended June 30,
	2025	2024	$ Variance	% Variance
	($ in thousands, except per share amounts)
Income before income tax	$33,922	$19,873	14,049	70.7%
Net income	$25,997	$14,778	11,219	75.9%
Diluted earnings per share	$0.69	$0.42	0.27	65.7%
Core income before income tax	$35,777	$21,507	14,270	66.4%
Core net income	$27,470	$15,918	11,552	72.6%
Core diluted earnings per share	$0.73	$0.45	0.28	61.5%
Net interest margin — portfolio related	3.82%	3.54%		8.0%
Net interest margin — total company	3.39%	2.98%		13.6%
Average common equity	$588,814	$469,071	119,743	25.5%
Pre-tax return on average equity	23.0%	16.9%		36.0%
Core pre-tax return on average equity	24.3%	18.3%		32.5%

Condensed Results of Operations

	Three Months Ended June 30,
	2025	2024	$ Variance	% Variance
	(In thousands)
Net interest income	$47,586	$32,417	$15,169	46.8%
Provision for credit losses	1,598	218	1,380	633.0%

Net interest income after provision for credit losses	45,988	32,199	13,789	42.8%
Other operating income	39,847	22,561	17,286	76.6%

Net revenue	85,835	54,760	31,075	56.7%
Operating expenses	51,913	34,887	17,026	48.8%
Income before income taxes	33,922	19,873	14,049	70.7%
Income tax expense	7,752	5,162	2,590	50.2%

Net income	26,170	14,711	11,459	77.9%
Net income (loss) attributable to noncontrolling interest	173	(67)	240	358.2%

Net income attributable to Velocity Financial, Inc.	$25,997	$14,778	$11,219	75.9%

•	Net interest income after provision for credit losses was $46.0 million, an increase of 42.8% from $32.2 million for 2Q24

•	Driven by strong recoveries of interest income from NPLs by our asset management team and the growth in our total portfolio

•	Other operating income was $39.8 million, an increase from $22.6 million for 2Q24

•	Driven primarily by fair value gains from record loan production during the quarter

•	Origination fee income totaled $8.9 million, an increase of 76.2% from $5.1 million for 2Q24

•	Net revenue was $85.8 million, an increase of 56.7% from $54.8 million for 2Q24

•	Resulting from continued strong production-driven portfolio net interest income growth, net unrealized FV gains and origination fee income

•	Operating expenses totaled $51.9 million, an increase of 48.8% from 2Q24, primarily resulting from higher production-driven compensation expenses

•	Compensation expense totaled $22.6 million, compared to $16.6 million for 2Q24

•	Driven by commission compensation on higher production volume

•	Securitization expense totaled $11.5 million from the issuance of four securitizations during the quarter, compared to costs of $6.2 million for two securitizations during 2Q24

•	Loan servicing expense totaled $8.2 million, from $5.2 million for 2Q24, driven by portfolio growth

Loan Portfolio

	June 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Total Loans Outstanding:
Investor 1-4	$2,951,750	$2,424,554	$527,196	21.7%
Mixed use	632,372	512,761	119,611	23.3%
Retail	569,053	397,488	171,565	43.2%
Office	459,036	336,447	122,589	36.4%
Multifamily	422,603	297,732	124,871	41.9%
Warehouse	392,734	302,363	90,371	29.9%
Other (1)	432,105	208,556	223,549	107.2%

Total loans	$5,859,653	$4,479,901	$1,379,752	30.8%

(1)	All other properties individually comprised less than 5.0% of the total unpaid principal balance

Key Loan Portfolio Metrics (1):
Loan count	14,854	11,582
Loan-to-value	65.8%	67.4%
Coupon	9.70%	9.25%
Total portfolio yield	9.65%	8.98%
Portfolio cost of debt	6.24%	6.01%

(1)	Weighted averages, except for loan count

•	Total loan portfolio was $5.9 billion in UPB as of June 30, 2025, an increase of 30.8% from $4.5 billion as of June 30, 2024

•	Driven by healthy growth across all types of collateral securing our loans

•	Loan prepayments totaled $223.4 million in UPB, an increase of 14.0% from $196.0 million for 1Q25, and 34.8% from $165.8 million for 2Q24

•	UPB of HFI FVO loans was $3.6 billion, or 62.3% of total HFI loans, as of June 30, 2025, an increase from $1.9 billion, or 42.0% as of June 30, 2024

•	Weighted average portfolio loan-to-value ratio was 65.8% as of June 30, 2025, down from 67.4% as of June 30, 2024, and below the five-quarter trailing average of 66.6%

•	Weighted average total portfolio yield was 9.65%, an increase of 67 bps from 2Q24, primarily driven by the increase in weighted average loan coupons

•	Portfolio-related debt cost was 6.24%, an increase of 23 bps from 2Q24, driven by higher warehouse financing utilization and securitized debt costs

Loan Production Volumes

	Three Months Ended June 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Originations:
Investor 1-4 rental	$284,885	$185,743	$99,142	53.4%
Traditional commercial	350,495	181,505	168,990	93.1%
Short-term	49,085	54,978	(5,893)	(10.7)%
Government insured multifamily	40,922	—	40,922	100.0%

Total	$725,387	$422,226	$303,161	71.8%

•	Loan production totaled $725.4 million in UPB, an increase of 71.8% from $422.2 million for 2Q24, which is a new record for quarterly production volume in the Company’s history

•	2Q25 production volume was driven by demand for Traditional commercial loans and Investor 1-4 rental loans, which increased 93.1% and 53.4%, respectively, from 2Q24

•	Weighted average coupon on 2Q25 HFI loan production was 10.47%, a decrease of 56 bps from 11.03% for 2Q24 mirroring a similar reduction in shorter term interest rates

•	Government insured multifamily loans are originated by our capital light subsidiary Century Health & Housing Capital and sold to investors for cash gains shortly after closing

Total HFI Portfolio Credit Performance

	Three Months Ended June 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Key Nonperforming Loans Metrics:
Nonperforming loans UPB	$601,757	$470,648	$131,109	27.9%
Total UPB	$5,859,653	$4,479,901	$1,379,752	30.8%
Nonperforming loans UPB / Total UPB	10.3%	10.5%		(2.2)%

•	NPL totaled $601.8 million in UPB as of June 30, 2025, or 10.3% of total HFI loans, compared to $470.6 million and 10.5% as of June 30, 2024

CECL Portfolio Credit Performance

	Three Months Ended June 30,
	2025		2024		$ Variance	% Variance
	($ in thousands)
Allowance for credit losses:
Beginning balance	$5,017		$5,267		$(250)	(4.7)%
Provision for credit losses	1,598		218		1,380	633.0%
Charge-offs	(1,733)		(245)		(1,488)	607.3%

Ending balance	$4,882		$5,240		$(358)	(6.8)%

Total UPB subject to CECL	$2,210,304		$2,599,016		$(388,712)	(15.0)%
Nonperforming loans UPB subject to CECL	$283,227		$324,018		$(40,791)	(12.6)%
Nonperforming loans UPB subject to CECL / Total UPB subject to CECL	12.8%		12.5%			2.8%
Allowance for credit losses / Total UPB subject to CECL	0.22%		0.20%			9.6%
Charge-offs / Total UPB subject to CECL	0.31	%(1)	0.04	%(1)		731.7%

(1)	Annualized

•	Charge-offs for 2Q25 totaled $1.7 million, compared to $0.2 million for 2Q24

•	The trailing five-quarter charge-offs average was $0.8 million

•	Credit loss reserve totaled $4.9 million as of June 30, 2025, a decrease of 6.8% from $5.2 million as of June 30, 2024

•	Driven by our decreasing loan portfolio subject to credit loss reserve

•	CECL reserve rate of 0.22% (CECL reserve as % of HFI loans at amortized cost) was relatively consistent with the recent five-quarter average rate of 0.20%

Real Estate Owned

	Three Months Ended June 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Gain (Loss) on REO:
Gain on transfer to REO	$5,141	$2,914	$2,227	76.4%
REO valuation loss, net	(2,150)	(540)	(1,610)	298.1%
Gain (loss) on sale of REO	790	(37)	827	2,235.1%

Total gain on REO	$3,781	$2,337	$1,444	61.8%

•	Total gain on REO was $3.8 million, compared to $2.3 million for 2Q24, driven by gain on foreclosed loans transferred to REO

Nonperforming Assets (NPA) Resolution

	Three Months Ended June 30,
	2025		2024
	UPB	Gain / (Loss)	UPB	Gain / (Loss)
	($ in thousands)
Resolved — loans paid in full	$41,183	$2,449	$30,664	$886
Resolved — loans paid current	49,166	394	37,981	189
Resolved — REO sold	13,607	791	12,035	(37)

Total resolutions	$103,956	$3,634	$80,680	$1,038

Recovery rate on resolved nonperforming assets		103.5%		101.3%

•	NPA resolution totaled $104.0 million in UPB, realizing 103.5% of UPB resolved compared to $80.7 million in UPB and realization of 101.3% of UPB resolved for 2Q24

•	UPB of NPA resolution for 2Q25 was above the recent five-quarter average of $81.8 million in UPB resolved and remained consistent with the average gains of 103.5% of UPB resolved

Velocity’s executive management team will host a conference call and webcast on August 7, 2025, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review its 2Q25 financial results.

Investors and Media:

Chris Oltmann

(818) 532-3708

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website after the conference call is completed.

Conference Call Information

To participate by phone, please dial in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on August 30, 2025, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is 6718651. The replay will also be available on the Investor Relations section of the Company’s website under “Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 21 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs, costs incurred from activities that are not normal recurring operating expenses, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income, and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources.

Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Cash, cash equivalents, and restricted cash	$97,189	$70,830
Total loans, net	6,053,225	5,187,067
Accrued interest and receivables	186,345	160,088
Real estate owned, net	93,387	68,000
Other assets	45,734	41,423

Total assets	$6,475,880	$5,527,408

LIABILITIES
Accounts payable and accrued expenses	$164,935	$147,814
Secured financing, net	285,756	284,833
Securitized debt	5,092,519	4,226,464
Warehouse and repurchase facilities, net	331,057	348,082
Derivative liability	560	—

Total liabilities	5,874,827	5,007,193
Commitments and contingencies
EQUITY
Stockholders’ equity	597,895	516,944
Noncontrolling interest in subsidiary	3,158	3,271
Total equity	601,053	520,215

Total liabilities and equity	$6,475,880	$5,527,408

Diluted book value per share	$15.62	$14.26
Diluted shares at period end	38,475	36,469

Velocity Financial, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Interest income	$135,567	$118,740	$97,760
Interest expense — portfolio related	81,838	75,088	59,188

Net interest income — portfolio related	53,729	43,652	38,572
Interest expense — corporate debt	6,143	6,142	6,155

Net interest income	47,586	37,510	32,417
Provision for credit losses	1,598	1,872	218

Net interest income after provision for credit losses	45,988	35,638	32,199
Other operating income
Unrealized gain on fair value loans	29,906	34,836	17,123
Unrealized loss on fair value securitized debt	(7,584)	(13,682)	(4,643)
Origination fee income	8,936	8,679	5,072
Other income	8,589	3,613	5,009

Total other operating income	39,847	33,446	22,561
Operating expenses
Compensation and employee benefits	22,605	21,684	16,562
Loan servicing	8,205	8,008	5,160
Other operating expenses	21,103	12,498	13,165

Total operating expenses	51,913	42,190	34,887

Income before income taxes	33,922	26,894	19,873
Income tax expense	7,752	8,246	5,162

Net income	26,170	18,648	14,711
Net income (loss) attributable to noncontrolling interest	173	(239)	(67)

Net income attributable to Velocity Financial, Inc.	25,997	18,887	14,778
Less undistributed earnings attributable to unvested restricted stock awards	286	233	182

Net earnings attributable to common stockholders	$25,711	$18,654	$14,596

Earnings per common share:
Basic	$0.69	$0.55	$0.45
Diluted	$0.69	$0.51	$0.42
Weighted average common shares outstanding:
Basic	37,194	33,687	32,585
Diluted	37,790	36,811	35,600

Velocity Financial, Inc.

Net Interest Margin - Portfolio Related and Total Company

($ In thousands)

	Three Months Ended June 30,
	2025			2024
	Average Balance	Interest Income / Expense	Average Yield / Rate (1)	Average Balance	Interest Income / Expense	Average Yield / Rate (1)
Loan Portfolio:
Loans held for sale	$12,677			$9,979
Loans held for investment	5,608,086			4,345,962

Total loans	$5,620,763	$135,567	9.65%	$4,355,941	$97,760	8.98%

Debt:
Warehouse facilities	$413,441	$8,254	7.99%	$263,029	$6,116	9.30%
Securitized debt	4,832,358	73,584	6.09%	3,678,478	53,072	5.77%

Total debt - portfolio related	5,245,799	81,838	6.24%	3,941,507	59,188	6.01%
Corporate debt	290,000	6,143	8.47%	290,000	6,155	8.49%

Total debt	$5,535,799	$87,981	6.36%	$4,231,507	$65,343	6.18%

Net interest spread - portfolio related (2)			3.41%			2.97%
Net interest margin - portfolio related			3.82%			3.54%
Net interest spread - total company (3)			3.29%			2.80%
Net interest margin - total company			3.39%			2.98%

(1)	Annualized

(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt

(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt

Velocity Financial, Inc.

Adjusted Financial Metric Reconciliation to GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Net income	$25,997	$18,887	$14,778
Equity award & ESPP expenses	1,473	1,366	1,140

Core net income	$27,470	$20,253	$15,918

Diluted weighted average common shares outstanding	37,790	36,811	35,600
Core diluted earnings per share	$0.73	$0.55	$0.45